SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest  event  reported)  October 15, 2003 (October 1,
2003)

                              MSTG SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

            000-27267                                     33-0972963
---------------------------------              ---------------------------------
    (Commission File Number)                   (IRS Employer Identification No.)

3111 North Tustin Avenue, Suite 280, Orange, California                 92865
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (714) 279-2980
                                                    --------------

                                       N/A
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          (Former name or former address, if changed since last report)

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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
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     The Registrant has engaged  Spicer-Jeffries  & Co., LLP,  Certified  Public
Accountants,   of  Denver,  Colorado   ("Spicer-Jeffries")  as  its  independent
accountant for purposes of auditing the Company's annual statement for the year ending July 31, 2003. Spicer-Jeffries replaces Mendoza Berger & Company, LLP, Certified Public Accountants ("Mendoza Berger"), as its principal accountant as of October 15, 2003 for this purpose. The principal accountant's report on the financial statements of the Registrant contained no adverse opinion or a disclaimer of opinion, was neither qualified nor modified as to uncertainty, audit scope, or accounting principles. The engagement of Spicer-Jeffries was approved by the Board of Directors.

     During the Registrant's two most recent fiscal years and any subsequent interim period preceding such registration, declination, or dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There is nothing to report under Item 304(a)(1)(v)(A) through (D).

     A copy of this Form 8-K has been sent to Mendoza Berger and a letter from Mendoza Berger stating whether or not they agree with the disclosures contained in this Form 8-K has been requested from Mendoza Berger and will be filed as an Amendment to this Form 8-K within 2 days of receipt by the Registrant, but no later than 10 days from the date of filing this Form 8-K.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    October 15, 2003               MSTG SOLUTIONS, INC.

                                             /s/ Gil Kim
                                         ----------------
                                         By: Gil Kim
                                         Its: President and Director

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